UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2022

ALIMERA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6310 Town Square, Suite 400 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Definitive Material Agreement.

Alimera Sciences, Inc. (“Alimera”), under its December 31, 2019 $45 million Loan and Security Agreement with SLR Investment Corp. (“SLR,” f/k/a Solar Capital Ltd.) and certain other lenders (as amended by the First Amendment dated as of May 1, 2020 and the Second Amendment dated as of March 30, 2021, the “Loan Agreement”), is required to establish new revenue covenants on an annual basis for all years beginning after December 31, 2020.

In accordance with this requirement, on February 22, 2022, Alimera entered into a Third Amendment (the “Amendment”) to the Loan Agreement with SLR, as “Collateral Agent,” and the parties signing the Loan Agreement from time to time as “Lenders,” including SLR in its capacity as a “Lender.” The Amendment, among other things:

(a)specifies the minimum revenue amount, calculated on a trailing six-month basis and tested at the end of each calendar quarter in 2022, that Alimera must achieve for each such period (the “Revenue Covenant”);

(b)consents to Alimera maintaining a lower minimum revenue amount under the Revenue Covenant for the trailing six month period ended December 31, 2021 than previously required under the Loan Agreement (and waives any event of default that may have occurred, or may be deemed to have occurred, as a result of Alimera’s lower revenue amount for that period); and

(c)requires that the Revenue Covenant be tested at March 31, 2023 and at the last day of each quarter thereafter, with the minimum revenue amount equal to a percentage of Alimera’s projected revenues in accordance with an annual plan submitted by Alimera to Collateral Agent by January 15th of such year, such plan to be thereafter approved by Alimera’s board of directors and Collateral Agent in its sole discretion no later than February 28 of such year.

Upon execution of the Amendment, Alimera paid to the Collateral Agent an amendment fee of $45,000. The size, pricing and other significant terms of the Loan Agreement remain unchanged. The Loan Agreement contains customary affirmative and negative covenants and events of default. The occurrence of an event of default could result in the acceleration of Alimera’s obligations under the Loan Agreement and an increase to the applicable interest rate and would permit Collateral Agent to exercise remedies with respect to the collateral under the Loan Agreement.

The summaries of the terms of the Loan Agreement set forth in (i) Alimera’s Current Report on Form 8-K dated December 31, 2019 and filed with the SEC on January 6, 2020, (ii) Alimera’s Current Report on Form 8-K dated May 1, 2020 and filed with the SEC on May 1, 2020, and (iii) Alimera’s Current Report on Form 8-K dated March 30, 2021 and filed with the SEC on March 30, 2021 are hereby incorporated by reference into this Current Report on Form 8-K. The foregoing descriptions of the terms and conditions of the Amendment do not purport to be complete and are qualified in their entirety by the full text of the Amendment, which will be filed with the SEC as an exhibit to Alimera’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: February 25, 2022	By:	/s/ J. Philip Jones
	Name:	J. Philip Jones
	Title:	Chief Financial Officer

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